As filed with the Securities and Exchange Commission on September 29, 2023

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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MYNARIC AG

(Exact Name of Registrant as Specified in its Charter)

_____________________________________

Not Applicable
(Translation of Registrant’s Name into English)

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The Federal Republic of Germany	4899	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dornierstraße 19
82205 Gilching
Germany
+49 (0) 8105 79990
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738 6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Krystian M. Czerniecki
Sullivan & Cromwell LLP
Neue Mainzer Straße 52
60311 Frankfurt, Germany
+49 (69) 4272 5200

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2023

20,000,000 American Depositary Shares Representing
5,000,000 Ordinary Shares

Rights to Subscribe for 20,000,000 American Depositary Shares

We, Mynaric AG, a German stock corporation (Aktiengesellschaft), may offer and sell, from time to time, in one or more offerings, up to an aggregate of 20,000,000 American Depositary Shares, or ADSs, representing up to an aggregate of 5,000,000 ordinary shares, with no par value, or rights to subscribe for up to an aggregate of 20,000,000 ADSs, which we collectively refer to as the “securities”. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Every four ADSs represent one ordinary share. Our ADSs are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “MYNA.” On September 28, 2023, the closing sale price of our ADSs as reported on Nasdaq was $4.80 per ADS. Our ordinary shares are listed on the Frankfurt Stock Exchange under the symbol “M0YN.” On September 28, 2023, the last closing price of our ordinary shares on the Frankfurt Stock Exchange was €18.45 per ordinary share.

The securities covered by this prospectus may be offered through one or more underwriters, dealers or agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 48.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 as well as the risk factors set forth in our most recent annual report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

As of the date of this prospectus, we are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

The date of this prospectus is             , 2023.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have done anything that would permit an offering pursuant to this prospectus, or authorize the possession or distribution of this prospectus, in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We are incorporated in the Federal Republic of Germany, or Germany. Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”).

We are responsible for the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information, and we do not take responsibility for any other information others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than its date.

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About this Prospectus

This prospectus is part of a registration statement that we filed with SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell up to an aggregate of 20,000,000 ADSs, representing up to an aggregate of 5,000,000 ordinary shares, or rights to subscribe for up to an aggregate of 20,000,000 ADSs, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where you can find more information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus or any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

In this prospectus, unless the context otherwise requires, the terms “Mynaric,” the “Company,” “we,” “our,” “ours,” “ourselves,” “us” or similar terms refer to Mynaric AG together with its subsidiaries.

Our registered office is at Dornierstraße 19, 82205 Gilching, Germany, and our telephone number is +49 (0) 8105 79990.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Where You Can Find More Information

We are subject to the information reporting requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is https://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our management board and supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://www.mynaric.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under Item 3. “Key Information — D. Risk Factors” in our then-current annual report on Form 20-F, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “intend,” “plan,” “potential,” “continue,” “is/are likely to” or other similar or comparable expressions. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”), and Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•        our future business and financial performance, including our revenue, operating expenses and our ability to achieve profitability and maintain our future business and operating results;

•        our strategies, plans, objectives and goals, including, for example, the planned completion of the development of our products and the intended expansion of our product portfolio or geographic reach;

•        the expected start of serial production of our products and terminal production output;

•        our planned monetization of our technology and products; and

•        our expectations regarding the development of our industry, market size and the competitive environment in which we operate.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in Item 3. “Key Information — D. Risk Factors” in our 2022 Annual Report on Form 20-F filed with the SEC on May 1, 2023 (amended by Amendment No. 1 to the 2022 Annual Report Filed on Form 20-F/A filed with the SEC on August 23, 2023) and incorporated by reference into this prospectus, including the following:

•        we are a development-stage company with a history of significant losses and expected continuing losses for the foreseeable future, which lead to continued reliance on external financing and raise substantial doubt about our ability to continue as a going concern; we may never be able to execute our business strategy successfully, generate revenue or reach profitability;

•        our success and future growth are dependent upon our potential customers’ investments in the development of a market for wireless laser communication networks;

•        our prospects and operations may be adversely affected by changes in government spending and general economic conditions, which may negatively affect demand for laser communication solutions;

•        the potential customer base for the use of our products is limited;

•        our business is affected by the implementation of industry standards guaranteeing interoperability between laser communication products of different vendors, which could be unsuccessful;

•        we may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy;

•        positive market developments in the area of wireless laser communication could lead to increasingly intense competition and endanger our market position;

•        industry consolidation may give our competitors advantages over us, which could result in a loss of customers and/or a reduction of our revenue;

•        we use innovative technologies and solutions in our products, which may not be fully functional, and the initial deployment of our products by customers could prove unsuccessful;

•        we depend on third-party suppliers to provide us with components for our products, and any interruptions in supplies provided by these third-party suppliers or any general disruptions to global supply chains may subject us to external procurement risks that negatively affect our business;

•        defects or performance problems in our products could result in a loss of customers, reputational damage, lawsuits and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products;

•        our sales cycle can be long and sophisticated as well as requiring considerable time and expense;

•        orders included in our optical communications terminal backlog may not result in actual revenue and are an uncertain indicator of our future earnings;

•        we have limited experience with order processing and are subject to internal order processing risks that could materially impact our ability to process orders;

•        we may not be able to obtain sufficient financing for our operations and ongoing growth of our business;

•        the covenants under our five-year, secured term loan credit agreement in an aggregate principal amount of $75 million (the “credit agreement 2023”) impose operating and financial restrictions on us that could significantly impact our ability to operate our business and a breach of which could result in a default under the terms of this agreement, which could accelerate our repayment of funds;

•        a change of control could result in substantial repayment obligations under our credit agreement 2023;

•        we may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply, which may negatively affect our ability to reach funding goals;

•        we are exposed to foreign currency exchange risk and our financial position and results of operations may be negatively affected by the fluctuation of different currencies;

•        we are highly dependent on our senior management team and other highly qualified personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy;

•        our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our cyber-security;

•        we are a supplier for government programs, which subjects us to risks including early termination, audits, investigations, sanctions and penalties;

•        our operations, or those of our suppliers and other business partners, could be adversely affected as a result of disasters or unpredictable events;

•        adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our business operations and our financial condition;

•        we are subject to regulatory risks, in particular related to sanctions laws and governmental export controls, that could limit our customer base and result in higher compliance costs;

•        if we do not maintain required security clearances from, and comply with our security agreements with, the U.S. government, we may not be able to enter into future contracts with the U.S. government;

•        our business is and could become subject to a wide variety of extensive and evolving government laws and regulations; any failure to comply could have a material adverse effect on our business;

•        positive market developments in the area of wireless laser communication could lead to increasingly intense political interest and influence impacting our business;

•        regulations related to conflict minerals and other supply chain regulations such as the German Supply Chain Act may cause us to incur additional expenses and could limit the supply and increase the costs of certain metals and other materials used in the manufacturing of our products;

•        we may be unable to adequately protect our intellectual property and proprietary rights and prevent others from making unauthorized use of our products and technology;

•        we may be involved in legal proceedings based on the alleged violation of intellectual property rights, which may be time-consuming and incur substantial costs;

•        we have been and may become involved in litigation, administrative and regulatory proceedings, which require significant attention and could result in significant expense to us and disruptions to our business;

•        we may be subject to claims that our employees, consultants or advisers have wrongfully used or disclosed alleged trade secrets of their former employers;

•        we may become exposed to unforeseen tax consequences as a result of our international operations;

•        we have identified material weaknesses in our internal control over financial reporting; if we are unable to successfully remediate these material weaknesses and to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our results or prevent fraud; and

•        our risk management and internal control procedures may not prevent or detect violations of law.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference herein and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

Comparison of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The Company

We believe we are a leading developer and manufacturer (in terms of production capacity) of advanced laser communication technology for aerospace-based communication networks in government and commercial markets. Laser communication networks provide connectivity from the sky, allowing for high data rates and secure, long-distance data transmission between moving objects for wireless space- and airborne-based as well as terrestrial applications. Our technology and products are designed to provide the secure wireless backbone for connectivity to link satellites, high-altitude platforms, unmanned aerial vehicles and aircraft with potential future use on ships, mobility platforms and fixed locations on the ground. We aim to industrialize laser communication by focusing on standardization, scale production and cost-efficiency. We believe that we are one of the first companies to develop laser communication technology at commercially attractive price points for use in both government and commercial markets. By leveraging our deep technical expertise and early mover advantage, we aim to become the go-to supplier for the “internet above the clouds.”

Laser communication offers significant technical and operational advantages for wireless data transmission compared to other wireless communication systems, which mostly use radio frequency (“RF”) technologies to transmit information. RF-based communication is generally characterized by lower bandwidth, significant license requirements and a wide beam divergence, which makes it much more susceptible to detection, interception and potential jamming. Laser communication, on the other hand, benefits from its higher bandwidth capacity, lower latency, improved security, lower power requirements and a license-free spectrum. Laser communication has achieved world record transmission rates of 13.16 terabits per second, as compared to RF’s maximum transmission rate of 36 gigabits per second (according to the Facebook Connectivity Lab). Current demand for laser communication is predominantly driven by government applications in defense, surveillance, intelligence and border control, which seek to leverage the superior capabilities of laser communication. With its significant advantages and wide range of applications, laser communication is highly attractive for the development of next-generation communication networks, in particular for space and airborne applications.

We were founded in 2009 by former scientists of the German Aerospace Center (Deutsches Zentrum für Luft-und Raumfahrt e.V.) and have invested in developing and optimizing our laser communication technology, which we are now commercializing. We have developed pre-serial product versions of our CONDOR inter-satellite link terminal and our HAWK airborne terminal, and are currently ramping up serial production to enable customers to deploy our technology at scale. We believe that we are one of a few companies offering a commercially viable laser communication terminal solution combining light weight, robustness, high data rate and high-power efficiency at attractive prices. We aim to industrialize laser communication by focusing on developing standardized and modularized products suitable for a wide array of customers and applications. We have benefited from advancing on the learning curve with the development of the pre-serial product versions of our CONDOR and HAWK terminals, as we continuously seek to decrease the costs of deploying laser communication. By moving from singular prototype production to pre-serial production levels, we have already reduced our material costs per unit for our CONDOR terminals by around 80% compared to previous versions. We are currently ramping up serial production targeting a per year production rate capacity of up to 2,000 units in the medium term. We expect to continue to incur significant expenses related to the ramp-up of serial production, the further development of our technology and products as well as the expansion of our sales and marketing activities.

We believe that our existing customer relationships will significantly help us win additional business in the context of current and future government and commercial programs. We also believe that the introduction of laser communication technology at commercially attractive price points has the potential to create a significant market for laser communication for years to come.

Risk Factors

Investing in our securities may involve a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under Item 3. “Key Information — D. Risk Factors” in the applicable prospectus supplement and in our then-current annual report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K, incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Regulatory, Legal and Tax Risks

We may become a passive foreign investment company (“PFIC”), which could result in adverse United States federal income tax consequences to United States investors.

Based on the projected composition of our income and valuation of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year or in the future, although there can be no assurance in this regard. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, we will be classified as a PFIC for United States federal income tax purposes if either: (1) 75% or more of our gross income in a taxable year is passive income, or (2) the average percentage of our assets by value in a taxable year which produce or are held for the production of passive income (which includes cash) is at least 50%. Although we do not expect to become a PFIC, our PFIC status is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. In addition, our current position that we are not a PFIC is based in part upon the value of our goodwill which is based on the market value of the ADSs and ordinary shares. Accordingly, we could become a PFIC in the future if there is a substantial decline in the value of the ADSs and ordinary shares. If we are or were to become a PFIC, such characterization could result in adverse United States federal income tax consequences and burdensome reporting requirements to a holder of ADSs or ADS rights if such holder is a United States investor.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

Capitalization

Information on our consolidated capitalization will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

Description of Share Capital and Articles of Association

The following description of our capital stock is a summary of the rights of our ordinary shares and certain provisions of our articles of association in effect as of September 29, 2023. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our articles of association and applicable German legislation on stock corporations carefully.

Share Capital

As of September 29, 2023 our share capital as registered in the commercial register amounts to €6,233,615.00, which is divided into 6,233,615 ordinary registered shares (auf den Namen lautende Aktien). All shares are shares with no par-value (Stückaktien ohne Nennbetrag) with a notional amount attributable to each ordinary share of €1.00.

General Information on Capital Measures

Pursuant to our articles of association, an increase of our share capital generally requires a resolution passed at our shareholders’ meeting with both a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

Our shareholders’ meeting may also resolve to create so-called authorized share capital (genehmigtes Kapital), authorizing our management board to increase our registered share capital with the consent of our supervisory board within a period of five years by issuing shares for a certain total amount up to the authorized capital amount. Authorized capital is a German law concept that allows us to issue shares without going through the process of obtaining an additional shareholders’ resolution. The shareholders’ authorization becomes effective upon registration in the commercial register (Handelsregister) and may extend for a period of no more than five years thereafter. The aggregate nominal amount of the authorized capital created by the shareholders may not exceed one half of the share capital existing at the time of registration of the authorized capital with the commercial register.

Furthermore, our shareholders may resolve to amend or create conditional capital (bedingtes Kapital). However, they may do so only to issue conversion or subscription rights to holders of convertible bonds, in preparation for a merger with another company or to issue subscription rights to employees and members of the management of our company or of an affiliated company. According to German law, the aggregate nominal amount of the conditional capital resolved at the shareholders’ meeting may not exceed one half of the share capital existing at the time of the shareholders’ meeting adopting such resolution. The aggregate nominal amount of the conditional capital resolved for the purpose of granting subscription rights to employees and members of the management of our Company or of an affiliated company may not exceed 10% of the share capital existing at the time of the shareholders’ meeting adopting such resolution.

According to German law, any resolution pertaining to the creation of authorized or conditional capital requires the vote of at least three quarters of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

The shareholders may also resolve to increase the share capital from own resources (Kapitalerhöhung aus Gesellschaftsmitteln) by converting capital reserves and profit reserves into registered share capital. Pursuant to our articles of association, any resolution pertaining to an increase in share capital from own resources requires the vote of a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

All shares issued by the Company are fully paid in (meaning that shareholders are not liable to the Company to pay in any further amount in relation to their existing shares). Any resolution relating to a reduction of our share capital requires the vote of at least three quarters of the share capital represented at the relevant shareholders’ meeting as well as a simple majority of the votes cast according to German law.

Authorized Capital

Under the German Stock Corporation Act (Aktiengesetz), a stock corporation’s shareholders’ meeting can authorize the management board to, with the consent of the supervisory board, issue shares in a specified aggregate nominal amount of up to 50% of the issued share capital of such company at the time the resolution becomes effective. The shareholders’ authorization becomes effective upon registration in the commercial register (Handelsregister) and may extend for a period of no more than five years thereafter. Our authorized capital is summarized below.

As of the date of this prospectus, our articles of association provide for the following authorized capital:

Authorized Capital 2021/II

Pursuant to section 4 para. 8 of our articles of association, the management board is authorized until May 13, 2026, subject to the consent of the supervisory board, to increase, once or repeatedly, our share capital by up to a total of €188,498.00 through the issuance of up to 188,498 new no par value ordinary registered shares (auf den Namen lautende Stückaktien) against contributions in cash and/or in kind, including claims against us (the “Authorized Capital 2021/II”). The subscription rights of the shareholders are excluded. The Authorized Capital 2021/II serves to fulfill claims under our restricted stock unit (“RSU”) program established in 2021 (“RSU Program 2021”). The shares that will be created from the Authorized Capital 2021/II may only be issued for this purpose. A capital increase may be implemented only to the extent that the holders of claims under the RSU Program 2021 exercise their rights, and we decide, in our discretion, to settle the claims, totally or partially, with shares.

The issue amount of each new share must be at least €1.00 per share and may be paid in cash or in kind, including claims against us. The management board, with the consent of the supervisory board, is authorized to determine any further details regarding the capital increase and its implementation, including the determination of the profit participation with respect to the new shares which may, in deviation from Section 60 para. 2 of the German Stock Corporation Act, also include profit participation for the previous financial year. The supervisory board is authorized to adjust the wording of the articles of association accordingly after the utilization of the Authorized Capital 2021/II or upon expiry of the period for the utilization of the Authorized Capital 2021/II.

Authorized Capital 2022/II

Pursuant to section 4 para. 12 of our articles of association, our management board is authorized, with the consent of our supervisory board, to increase our share capital in the period up to and including July 13, 2027 by up to €262,147.00 on one or more occasions by issuing up to 262,147 new no par value ordinary bearer or registered shares (auf den Inhaber oder den Namen lautende Stückaktien) against contribution in cash and/or in kind (“Authorized Capital 2022/II”).

Our shareholders’ subscription rights are excluded with respect to Authorized Capital 2022/II. The Authorized Capital 2022/II serves to deliver shares of ours to fulfill RSUs granted under our RSU program established in 2022 (“RSU Program 2022”) to selected employees of us and our affiliated companies in accordance with the RSU Program 2022 in return for the contribution of the respective payment claims arising under the RSUs. The issue price of the new shares may be paid in cash and/or in kind, in particular also by contributing claims against us under the RSU Program 2022. Our management board is authorized, with the consent of our supervisory board, to determine the further details of the capital increase and its implementation; this also includes the determination of the dividend entitlement of the new shares, which, in deviation from section 60 para. 2 German Stock Corporation Act, may also be determined for a financial year that has already expired if, at the time of the issuance of the new shares, a resolution by the general meeting on the appropriation of profits for this financial year has not yet been adopted. Our management board is authorized, with the consent of our supervisory board, to determine the further details of the capital increase and the terms and conditions of the share issuance.

Authorized Capital 2023/I

Pursuant to section 4 para. 3 of our articles of association, our management board is authorized, with the consent of our supervisory board, to increase our share capital in the period up to and including August 6, 2028 by up to €2,493,446.00 on one or more occasions by issuing up to 2,493,446 new no par value ordinary bearer or registered shares (auf den Inhaber oder den Namen lautende Stückaktien) against contribution in cash and/or in kind (“Authorized Capital 2023/I”).

Our shareholders will be granted subscription rights with respect to Authorized Capital 2023/I. The new shares may also be acquired by a credit institution to be determined by our management board or by an enterprise pursuing activities pursuant to section 53 para. 1 sentence 1 of the German Banking Act (Gesetz über das Kreditwesen, “KWG”) or section 53b para. 1 sentence 1 or para. 7 KWG (financial institution) or by a syndicate of such credit or financial institutions, with the obligation to offer them for subscription to the shareholders of the Company. However, our management board is authorized, with the consent of our supervisory board, to exclude our shareholders’ subscription rights on one or more occasions,

•        to the extent necessary to avoid fractional amounts;

•        in the event of a capital increase against contributions in kind, in particular in the context of business combinations or for the (also indirect) acquisition of companies, operations, parts of companies, equity interests or other assets or entitlements to the acquisition of assets, including claims against us or our group companies;

•        if a capital increase against cash contribution does not exceed 10% of the registered share capital (i) at the time this authorization becomes effective or (ii) if such amount is lower, at the time the authorization is exercised, provided that the issue price of the new shares is not significantly lower than the stock exchange price of the Company’s shares (as defined in Section 186 para. 3 sentence 4 of the German Stock Corporation Act); when exercising this authorization, the exclusion of subscription rights under other authorizations pursuant to Section 186 para. 3 sentence 4 of the German Stock Corporation Act in direct or analogous application has to be taken into account. The stock exchange price may also be determined by the price of the Company’s ADSs listed on the New York Stock Exchange or the Nasdaq multiplied by the number of ADSs represented by one ordinary share. If our shares are listed on the XETRA trading system (or a comparable successor system) of the Frankfurt Stock Exchange and, at the same time, ADSs representing the Company’s shares are listed on the New York Stock Exchange or the Nasdaq, we may choose which of the exchange prices shall be relevant within the meaning of Section 186 para. 3 sentence 4 of the German Stock Corporation Act.

Our management board is authorized, with the consent of our supervisory board, to determine the further details of the capital increase and the terms and conditions of the issuance of shares; including the determination of the dividend entitlement of the new shares, which, in derogation of section 60 para. 2 German Stock Corporation Act, may also be determined for a financial year which has already expired if, at the time of the issuance of the new shares, a resolution by the general meeting on the appropriation of profits for this financial year has not yet been adopted. The supervisory board is authorized to amend section 4 of the articles of association after the full or partial implementation of the capital increase in accordance with the respective utilization of the authorized capital and after expiry of the authorization period.

Authorized Capital 2023/II

Pursuant to section 4 para. 13 of our articles of association, our management board is authorized, with the consent of our supervisory board, to increase our share capital in the period up to and including August 6, 2028 by up to €172,716.00 on one or more occasions by issuing up to 172,716 new no par value ordinary bearer or registered shares (auf den Inhaber oder den Namen lautende Stückaktien) against contribution in cash and/or in kind (“Authorized Capital 2023/II”).

Our shareholders’ subscription rights are excluded with respect to Authorized Capital 2023/II. The Authorized Capital 2023/II serves to deliver shares of ours to fulfill RSUs granted under our RSU program to be established (“Future RSU Program”) to selected employees of us and our affiliated companies in accordance with the Future RSU Program in return for the contribution of the respective payment claims arising under the RSUs. The issue price of the new shares may be paid in cash and/or in kind, in particular also by contributing claims against us under the Future RSU Program. Our management board is authorized, with the consent of our supervisory board, to determine the further details of the capital increase and its implementation; this also includes the determination of the dividend entitlement of the new shares, which, in deviation from section 60 para. 2 German Stock Corporation Act, may also be determined for a financial year that has already expired if, at the time of the issuance of the new shares, a resolution by the general meeting on the appropriation of profits for this financial year has not yet been adopted. Our management board is authorized, with the consent of our supervisory board, to determine the further details of the capital increase and the terms and conditions of the share issuance.

Conditional Capital

As of the date of this prospectus, our articles of association provide for the following conditional capital:

Conditional Capital 2019

Pursuant to section 4 para. 5 of our articles of association, our share capital is conditionally increased by up to €173,250.00 through the issuance of up to 173,250 new no par value ordinary bearer or registered shares (“Conditional Capital 2019”). The Conditional Capital 2019 serves exclusively for the issuance of shares upon the exercise of stock options under our stock option program established in 2019 (the “2019 Plan”). The new shares will be issued at the issue price to be determined in accordance with the 2019 Plan. The conditional capital increase will only be implemented (i) to the extent that the holders of stock options under the 2019 Plan exercise their option rights pursuant to the 2019 Plan, and (ii) we, in our full discretion, do not choose to settle the claims with treasury shares or in cash. The new shares are entitled to dividends (if declared) from the beginning of the financial year in which they are issued and for all subsequent financial years. The management board is authorized to determine the further details of the implementation of the conditional capital increase under the Conditional Capital 2019. The supervisory board is authorized to amend our articles of association accordingly after the respective utilization of the Conditional Capital 2019 and upon expiration of all option or conversion periods.

Conditional Capital 2020/I

Pursuant to section 4 para. 6 of our articles of association, our share capital is conditionally increased by up to €34,473.00 through the issuance of up to 34,473 new no par value ordinary bearer or registered shares (“Conditional Capital 2020/I”). The Conditional Capital 2020/I serves exclusively for the issuance of shares on the exercise of stock options under our additional stock option program established in 2020 (the “2020 Plan”). The new shares will be issued at the issue price to be determined in accordance with the 2020 Plan. The conditional capital increase will only be implemented (i) to the extent that the holders of stock options under the 2020 Plan exercise their option rights pursuant to the 2020 Plan, and (ii) we, in our full discretion, do not choose to settle the claims with treasury shares or in cash. The new shares are entitled to dividends (if declared) from the beginning of the financial year in which they are issued and for all subsequent financial years. The management board is authorized to determine the further details of the implementation of the conditional capital increase under the Conditional Capital 2020/I.

Conditional Capital 2020/II

Pursuant to section 4 para. 7 of our articles of association, our share capital is conditionally increased by up to €1,179,679.00 through issuance of up to 1,179,679 new no par value ordinary bearer shares (“Conditional Capital 2020/II”). The Conditional Capital 2020/II serves for the issuance of shares upon the exercise of conversion or option rights associated with the fulfilment of conversion or option obligations to the holders of convertible bonds, options, profit rights and/or profit bonds (or respective combinations of these instruments) (together “Bonds”) issued on the basis of the authorizing resolution of the shareholders’ meeting of June 12, 2020. The new shares are issued on the basis of the conversion or option price to be determined in accordance with the authorizing resolution of the shareholders’ meeting of June 12, 2020. The conditional capital increase will only be implemented (i) to the extent that the holders or creditors of Bonds which are issued by the Company on the basis of the authorizing resolution of the shareholders’ meeting of June 12, 2020 until June 11, 2025, exercise their conversion or option rights to satisfy the conversion or option obligations under such Bonds, or (ii) to the extent the Company issues shares instead of paying the amount due as well as to the extent the conversion or option rights and their respective conversion or option obligations are not serviced by treasury shares but rather by shares from authorized capital or other consideration. The new shares are entitled to dividends (if declared) from the beginning of the financial year in which they are issued and for all subsequent financial years. The management board is authorized to determine the further details of the implementation of the conditional capital increase under the Conditional Capital 2020/II.

Conditional Capital 2021/II

Pursuant to section 4 para. 10 of our articles of association, our share capital is conditionally increased by up to €103,321.00 through the issuance of up to 103,321 new no par value ordinary bearer or registered shares (“Conditional Capital 2021/II”). The Conditional Capital 2021/II serves exclusively for the issuance of shares upon the exercise of stock options by the members of our management board, as specified in our stock option program established in

2021 (the “2021 Plan”). The shares will be issued at the issue price set forth in the 2021 Plan. The conditional capital increase will only be implemented (i) to the extent that the holders of stock options under the 2021 Plan exercise their option rights pursuant to the 2021 Plan, and (ii) we, in our full discretion, do not choose to settle the claims with treasury shares or in cash. The new shares are entitled to dividends (if declared) from the beginning of the financial year in which they are issued.

Conditional Capital 2022/I

Pursuant to section 4 para. 9 of our articles of association, our share capital is conditionally increased by up to €917,501.00 by issuing up to 917,501 new no par value ordinary bearer or registered shares (“Conditional Capital 2022/I”). The Conditional Capital 2022/I serves to grant shares to the holders of convertible bonds or bonds with warrants issued by us or a domestic or foreign company dependent on us or in which we directly or indirectly hold a majority interest on the basis of the authorization of the annual general meeting on July 14, 2022, until and including July 13, 2027. The conditional capital increase will only be implemented (i) to the extent that holders of convertible bonds exercise their conversion or option rights or (ii) to fulfill conversion obligations under our bonds, and to the extent that no other forms of settlement are used. The new shares shall participate in our profits from the beginning of the financial year in which they are created. Our management board is authorized, with the consent of our supervisory board, to determine the further details of the implementation of the conditional capital increase.

Conditional Capital 2022/II

Pursuant to section 4 para. 11 of our articles of association, our capital is conditionally increased by up to €115,000.00 by issuing up to 115,000 new no par value ordinary bearer or registered shares (“Conditional Capital 2022/II”). The Conditional Capital 2022/II serves exclusively for the issuance of shares upon the exercise of stock options by the members of our management board granted on the basis of the authorization of the general meeting on July 14, 2022. The shares will be issued at the issue price specified in the authorization. The conditional capital increase will only be implemented to the extent that subscription rights are exercised and we do not grant treasury shares or a cash payment to fulfill the subscription rights. The new shares shall carry dividend rights from the beginning of the financial year for which, at the time the subscription right is exercised, no resolution has yet been passed by the general meeting on the appropriation of net retained profits. Our supervisory board is authorized to determine the further details of the conditional capital increase and its implementation.

Conditional Capital 2023

Pursuant to section 4 para. 14 of our articles of association, our capital is conditionally increased by up to €197,317.00 by issuing up to 197,317 new no par value ordinary bearer or registered shares (“Conditional Capital 2023”). The Conditional Capital 2023 serves exclusively for the issuance of shares upon the exercise of stock options by the members of our management board granted on the basis of the authorization of the general meeting on August 7, 2023. The shares will be issued at the issue price specified in the authorization. The conditional capital increase will only be implemented to the extent that subscription rights are exercised and we do not grant treasury shares or a cash payment to fulfill the subscription rights. The new shares shall carry dividend rights from the beginning of the financial year for which, at the time the subscription right is exercised, no resolution has yet been passed by the general meeting on the appropriation of net retained profits. Our supervisory board is authorized to determine the further details of the conditional capital increase and its implementation.

Subscription Rights

According to the German Stock Corporation Act, every shareholder is generally entitled to subscription rights (commonly known as preemptive rights) with respect to any new shares issued within the framework of a capital increase, including convertible bonds, bonds with warrants, profit sharing rights or income bonds, in proportion to the number of shares the shareholder holds in the corporation’s existing share capital. Under German law, these rights do not apply to shares issued out of conditional capital. A minimum subscription period of two weeks must be provided for the exercise of such subscription rights.

Under German law, the shareholders’ meeting may pass a resolution excluding subscription rights if at least three quarters of the share capital represented adopts the resolution. To exclude subscription rights, the management board must also make a report available to the shareholders justifying the exclusion and demonstrating that the company’s interest in excluding the subscription rights outweighs the shareholders’ interest in having them. Such justification may be subject to judicial review. Accordingly, under German law, the exclusion of subscription rights upon the issuance of new shares is permitted, in particular, if we increase the share capital against cash contributions, if the amount of the capital increase does not exceed 10% of the existing share capital and the issue price of the new shares is not significantly lower than the market price of our shares (for this purpose, the market price may also be considered the market price of an ADS listed on the NYSE or the Nasdaq divided by the number of our shares or the fraction of one of our shares represented by an ADS, as the case may be). If our shares are listed on the XETRA trading system (or a comparable successor system) of the Frankfurt Stock Exchange and, at the same time, ADSs representing our shares are listed on the NYSE or the Nasdaq, we may choose which of the exchange prices shall be relevant for purposes of determining the market price. Other cases in which the exclusion of the shareholders’ subscription rights is generally deemed acceptable under German law are exclusions for the purpose of introducing shares of the Company on a foreign stock exchange, for the purpose of excluding fractional amounts resulting from the subscription ratio from the statutory subscription rights of the shareholders, for the purpose of fulfilling claims of beneficiaries of option programs or in the case of increases of share capital against contributions in kind, such as for the acquisition of companies or other assets.

Form, Certification and Transferability of the Shares

The form and content of our global share certificates, any dividend certificates, renewal certificates and interest coupons are determined by our management board with the approval of our supervisory board. A shareholder’s right to certification of its shares is excluded, to the extent permitted by law and to the extent that certification is not required by the stock exchange on which the shares are admitted to trading. We have issued global share certificates that represent multiple or all of our shares.

Pursuant to the cross-sectoral examination in Section 55 et seq. of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung, “AWV”), the Federal Ministry for Economic Affairs and Climate Action (Bundesministerium für Wirtschaft und Klimaschutz, “BMWK”) may prohibit or restrict the acquisition of our shares or ADSs by a foreign acquirer (i.e., an investor that is resident or based outside the European Union (Unionsfremder)) if it endangers the public order or the security of Germany. According to an amendment to the AWV (the “AWV Amendment”), which came into force on May 1, 2021, statutory notification requirements apply, inter alia, to any acquisition by a foreign acquirer of 20% or more of the voting rights of a company that develops or manufactures, among other things, goods intended for use in space or for use in space infrastructure systems as well as goods specifically required for the operation of laser communication networks, including the Company. If grounds for an objection exist, the BMWK may prohibit the acquirer from making such an acquisition within two months of the receipt of the approval request in writing or issue instructions in order to ensure the public order or security in Germany.

Our shares are freely transferable under German law (subject to the AWV Amendment), with the transfer of ownership governed by the rules of the relevant clearing system.

Our articles of association do not include any provisions that would have a direct effect of delaying, deferring or preventing a change of control. However, in the event of a hostile takeover attempt, we could use our authorized capital to increase our share capital to issue new shares to an investor at a premium. See “— Authorized Capital.” An increase in the number of shares outstanding could have a negative effect on a party’s ability to carry out a hostile takeover.

Shareholders’ Meetings, Resolutions and Voting Rights

Pursuant to our articles of association, shareholders’ meetings may be held at our registered seat, at the seat of a German stock exchange, in a German city with a population of more than 500,000, or without physical presence of the shareholders or their proxies at the location of the general meeting (so-called virtual general meeting) pursuant to section 16 para. 10 of our articles of association. In addition, pursuant to section 16 para. 8 of our articles of association, our management board is authorized to provide that shareholders may also participate in a (physical) general meeting without being present at its location and without a representative and exercise all or some of their rights in whole or in part by means of electronic communication (so-called online participation).

In general, shareholders’ meetings are convened by our management board. Separately, the supervisory board is required to convene a shareholders’ meeting in cases where this is required as a matter of statutory law (i.e., if calling the meeting is in the best interest of our Company). In addition, shareholders who, individually or as a group, own at least 5% of our share capital may request that our management board convene a shareholders’ meeting. If our management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition in German court for authorization to convene a shareholders’ meeting.

Pursuant to our articles of association, the convening notice for a shareholders’ meeting must be made public at least 36 days prior to the meeting. Shareholders who, individually or as a group, own at least 5% or €500,000 of our share capital may require that modified or additional items be added to the agenda of the shareholders’ meeting and that these items be published prior to the shareholders’ meeting. For each new item, the requesting shareholders shall either provide an explanation of the requested change or submit a specific voting proposal (Beschlussvorlage) with respect to such new item. Any request for an amendment of the agenda of the shareholders’ meeting must be received, for periods in which we are not admitted to trading on a regulated market but only on a multilateral trading facility, by us within 24 days prior to the shareholders’ meeting. The Company must publish any requests for the amendment of the agenda of the shareholders’ meeting immediately.

Under German law, our annual general shareholders’ meeting must take place within the first eight months of each financial year. Among other things, the general shareholders’ meeting is required to decide on the following issues:

•        use of our annual net profit determined in accordance with German generally accepted accounting principles;

•        discharge or ratification of the actions taken by the members of our management board and our supervisory board;

•        the approval of our statutory auditors;

•        increases or decreases in our share capital;

•        the election of supervisory board members; and

•        to the extent legally required, the approval of our financial statements.

Each ordinary share grants one vote in a shareholders’ meeting. Voting rights may be exercised by authorized proxies, which may be appointed by the Company (Stimmrechtsvertreter). The granting of a power of attorney must be made in text form. Generally, the shareholder or an authorized proxy must be present at the shareholders’ meeting to cast a vote. However, pursuant to section 16 para. 9 of our articles of association, our management board is authorized to provide that shareholders may also cast their votes without attending the meeting, in writing or by way of electronic communication (so-called postal vote).

Our articles of association provide in Section 18 that the resolutions of the shareholders’ meeting are adopted by a simple majority of the votes cast. To the extent required by law, certain resolutions may need to be approved by a simple or a qualified majority of share capital represented at the shareholders’ meeting, in addition to the majority of votes cast.

Neither German law nor our articles of association provide for a minimum participation requirement to form a quorum at our shareholders’ meetings.

Under German law, certain resolutions of fundamental importance require the vote of at least three quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), as defined in the German Stock Corporation Act (in particular domination agreements (Beherrschungsverträge), and profit and loss transfer agreements (Ergebnisabführungsverträge)), and a change of the legal form of a company.

Dividends

Under German law, distributions of dividends on shares for a given financial year are generally determined by a process in which the management board and supervisory board submit a proposal to the annual general shareholders’ meeting held in the subsequent financial year and such general shareholders’ meeting adopts a resolution.

German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated annual financial statements prepared in accordance with German GAAP show a net profit. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses brought forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting are paid annually, shortly after the general shareholders’ meeting, in accordance with the German Stock Corporation Act and the rules of the respective clearing system. Dividend payment claims are subject to a three-year statute of limitation.

We have never declared or paid any dividends to our shareholders and, as of the date of this prospectus, have no intention to declare or pay any dividends in the foreseeable future.

Liquidation Rights

Apart from liquidation as a result of insolvency proceedings, we may be liquidated only with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act provides certain protections for creditors which must be observed in the event of liquidation.

Authorization to Acquire Our Own Shares

We may not acquire our own shares unless authorized by the shareholders’ meeting or in other very limited circumstances as set out in the German Stock Corporation Act. Shareholders may not grant a share repurchase authorization lasting for more than five years. The German Stock Corporation Act generally limits repurchases to 10% of our share capital and resales must generally be made either on a stock exchange, in a manner that treats all shareholders equally, or in accordance with the rules that apply to subscription rights relating to a capital increase.

Our management board is authorized until and including July 13, 2027, with the consent of our supervisory board, to acquire treasury shares of ours up to a total of 10% of our share capital at the time the resolution was adopted by the annual general meeting or — if this value is lower — of our share capital at the time the authorization is exercised. The shares acquired on the basis of this authorization, together with other treasury shares held by us or attributable to us in accordance with sections 71d and 71e German Stock Corporation Act, may at no time account for more than 10% of our share capital. This authorization may also be exercised by a group company or by third parties for our account or the account of a group company. The authorization may be exercised for all legally permissible purposes, in particular in pursuit of one or more of the purposes set out below. Trading in treasury shares may not take place. The authorization may be exercised in whole or in part, in the latter case also on several occasions. The shares may be acquired within the authorization period up to the maximum acquisition volume in partial tranches spread over different acquisition dates.

Our management board is authorized, with the approval of our supervisory board, to use the treasury shares acquired on the basis of the above acquisition authorization for all legally permissible purposes. In addition to a sale on the stock exchange or by means of an offer to all shareholders, in each case in compliance with the principle of equal treatment (section 53a German Stock Corporation Act), our management board is authorized, with the consent of our supervisory board, to use the treasury shares acquired on the basis of the above acquisition authorization also in the following manner:

•        They may be offered for acquisition to and/or transferred to third parties against contributions in kind, in particular in connection with business combinations or the acquisition of companies, businesses, parts of businesses or equity interests in companies (including increases in existing shareholdings) as (partial) consideration.

•        They may be sold to third parties against payment in cash at a price (excluding incidental costs of realization) which is not significantly lower than the stock market price of a share of ours at the time of sale within the meaning of section 186 para. 3 sentence 4 German Stock Corporation Act.

•        They may be used to service purchase obligations or purchase rights to shares of ours arising from and in connection with convertible bonds or bonds with warrants or profit participation rights with conversion or option rights or conversion or option obligations issued by us or one of our group companies.

•        They may be granted to employees of us or of a company affiliated with us within the meaning of sections 15 et seq. German Stock Corporation Act as well as members of our management or of a company affiliated with us within the meaning of sections 15 et seq. German Stock Corporation Act and/or be used to fulfill commitments to purchase or obligations to purchase shares of ours which are held by employees of ours or of a company affiliated with us within the meaning of sections 15 et seq. German Stock Corporation Act as well as members of our management or of a company affiliated with us within the meaning of sections 15 et seq. German Stock Corporation Act. In particular, they may also be used to service purchase obligations or purchase rights to shares of ours entered into with employees or members of our management or of an enterprise affiliated with us within the meaning of sections 15 et seq. German Stock Corporation Act within the framework of employee stock option programs. Insofar as members of our management board are beneficiaries, this authorization applies to the supervisory board, which is also responsible for selecting the beneficiaries and determining the volume of shares to be granted to them in each case.

•        They may be redeemed and our share capital reduced by the portion of the share capital attributable to the retired shares without the redemption or its implementation requiring a further resolution by the general meeting. The redemption shall result in a capital reduction. In derogation of the foregoing, our management board may determine that the share capital shall remain unchanged upon redemption and that instead the redemption shall increase the proportion of the share capital represented by the remaining shares in accordance with section 8 para.3 German Stock Corporation Act. In this case, our management board is authorized to adjust the number of non-par value shares in the articles of association.

To the extent legally permissible, the above authorization also includes ADSs.

Squeeze-Out of Minority Shareholders

Under German law, the shareholders’ meeting of a stock corporation may resolve upon request of a shareholder that holds at least 95% of the share capital that the shares held by any remaining minority shareholders be transferred to this shareholder against payment of “adequate cash compensation” (Ausschluss von Minderheitsaktionären). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

A squeeze-out in the context of a merger (umwandlungsrechtlicher Squeeze-Out) only requires a majority shareholder to hold at least 90% of the share capital.

Shareholder Notification Requirements

In accordance with the provisions of the German Stock Corporation Act (Aktiengesetz), an enterprise has to inform a stock corporation (Aktiengesellschaft) without undue delay and in writing when its shares held in the share capital exceed or fall below 25% and/or 50%, respectively, in the capital or voting rights. Following receipt of the written notification, the corporation has to publish this information immediately in the relevant publication media.

Differences in Corporate Law

The applicable provisions of the German Stock Corporation Act (Aktiengesetz) differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the German Stock Corporation Act (Aktiengesetz) applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections.

	Germany	Delaware
Board System

Under German law, a stock corporation has a two-tier board structure composed of the management board (Vorstand) and the supervisory board (Aufsichtsrat).

The management board is responsible for running the company’s day-to-day business and affairs and representing the company in dealings with third parties.

The supervisory board has a control and supervisory function. The supervisory board does not actively manage the company but certain management board actions require the approval of the supervisory board.

Under Delaware law, a corporation has a unitary board structure and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the shareholders of the corporation.

Management is responsible for running the corporation and overseeing its day-to-day operations.

Number of Board Members/ Directors

Under German law, the management board of a stock corporation must have at least one member, and the number of members shall be determined in the manner provided in the company’s articles of association.

The supervisory board of a stock corporation must have at least three but — depending on the share capital — no more than 21 members, whereby the number of supervisory board members must be divisible by three if this is necessary for the fulfilment of employee co-determination requirements. The articles of association of the company must specify if the supervisory board has more than three members.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation otherwise fixes the number of directors.

Supervisory board members are either appointed by the shareholders’ meeting or determined by one or more individual shareholders based on a delegation right for such shareholders provided for in the company’s articles of association.

Depending on the number of employees of the company, the supervisory board may be required to include employee representatives subject to the provisions of the German One-Third Employee Participation Act, (Drittelbeteiligungsgesetz), which applies to companies that have at least 500 employees in Germany, or the German Co-Determination Act (Mitbestimmungsgesetz), which applies to companies that have at least 2,000 employees in Germany. Such rules result in different appointment rules for supervisory board members: In companies which are subject to the German One-Third Employee Participation Act, two-thirds of supervisory board members are representatives of the shareholders, while one-third are representatives of the employees. In companies which are subject to the German Co-Determination Act, half of the supervisory board members are representatives of the shareholders and the other half are representatives of the employees. In the event of a tie, the Chairperson has the tie-breaking vote. The employee representatives in the supervisory board are elected by the employees following certain procedures set forth in applicable law.

Additionally, the supervisory board of German stock corporations that are both listed and subject to the German Co-Determination Act must be composed of at least 30% women or men, depending on which is the less represented group.

	Germany	Delaware
Appointment and Removal of Board Members/ Directors

Members of the management board of a German stock corporation are appointed by the supervisory board for a maximum period of five years. Reappointment, including repeated reappointment, is permissible. The supervisory board may remove a member of the management board prior to the expiration of his or her term only for good cause, such as for gross breach of fiduciary duties or if the shareholders’ meeting passes a vote of no-confidence with respect to such member, unless the supervisory board deems the no-confidence vote to be clearly unreasonable. The shareholders themselves are not entitled to appoint or dismiss the members of the management board.

Under German law, a member of a supervisory board may be elected for a term of up to approximately five years depending on the date of the annual shareholders’ meeting at which such member is elected, which is the standard term of office. Reelection, including repeated reelection, is permissible. Prior to the expiration of his or her term, supervisory board members who have been appointed by the shareholders’ meeting may be removed by a resolution of the general meeting requiring a three-quarter majority of the votes cast, unless otherwise provided by the company’s articles of association. Supervisory board members who are delegated by a shareholder or the company’s employees may be revoked and the resulting vacancy filled at the sole discretion of such shareholder or the employees.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Boards

Under German law, vacant positions on the management board are filled by the supervisory board in accordance with the general rules of appointment, which provide that vacancies are filled by the simple majority of supervisory board votes cast, unless otherwise provided by the company’s articles of association. In case of emergencies, a vacant position on the management board may be filled by an individual appointed by the court.

If the number of supervisory board members falls below the number of members required for a quorum, or the minimum number of members required by law or the articles of association, upon application to the court having jurisdiction by the management board, a member of the supervisory board or a shareholder to the competent court, the vacant position on the supervisory board may be filled with an individual appointed by the court.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual Shareholders’ Meeting

Under German law, a stock corporation must hold an annual shareholders’ meeting within eight months of the end of its financial year. Unless otherwise provided for in the articles of association, the shareholders’ meeting shall be held at the company’s seat or, if applicable, at the venue where its shares are listed.

Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or the bylaws.

	Germany	Delaware
Calling of Shareholders’ Meetings

Under German law, extraordinary shareholders’ meetings, in addition to the annual shareholders’ meetings, may be called by the management board or, if calling a meeting is required in the best interest of the company, the supervisory board. Shareholders holding shares representing at least 5% of the company’s share capital may request that the management board convenes an extraordinary shareholders’ meeting. If the management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the German court having jurisdiction for authorization to convene a shareholders’ meeting.

Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of Shareholders’ Meetings

Under German law, unless a longer period is provided for in the articles of association, the shareholders must be given at least 30 days’ advance notice of the shareholders’ meeting. Such notice must at least specify the name of the company, the statutory seat of the company as well as the location, date and time of the shareholders’ meeting. In addition, the invitation must contain the agenda items as well as the management board’s and the supervisory board’s voting proposal for each agenda item.

The formalities relating to calling and holding a shareholders’ meeting can be waived, provided that all shareholders eligible to attend the shareholders’ meeting are present or represented at the meeting and grant their consent.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written or electronic notice of any meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Proxy Voting

Under German law, a shareholder may authorize another person to attend, speak and vote at a shareholders’ meeting of the company on such shareholder’s behalf by proxy.

With respect to management board meetings, a management board member may issue a proxy to another management board member to represent him or her at the meeting and vote on his or her behalf.

With respect to supervisory board meetings, a supervisory board member may participate in a vote by written vote issued to, and presented at the meeting by, another supervisory board member or a third party entitled to attend the supervisory board meeting.

Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

	Germany	Delaware
Preemptive/ Subscription Rights

Under German law, existing shareholders have statutory subscription rights with respect to any new shares or securities convertible into shares issued pro rata to the nominal value of their respective holdings in the company, unless (i) shareholders holding shares representing three-quarters of the registered share capital represented in the relevant shareholder vote have resolved upon the full or partial exclusion of the subscription rights and (ii) such exclusion is justified by good and objective cause. No separate resolution on the exclusion of subscription rights is required if all shareholders waive their statutory subscription rights.

Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot

Under German law, the management board may not allot shares or grant rights to subscribe for shares or to convert any security into shares, unless a shareholder resolution has been passed at the company’s shareholders’ meeting granting the management board such authority, subject to the approval of the supervisory board, in each case in accordance with the provisions of the German Stock Corporation Act.

Under Delaware law, if the corporation’s certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by setting a minimum amount of consideration or approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Voting Rights

Under German law, each share, except for statutory preferred non-voting shares (nicht stimmberechtigte Vorzugsaktien), entitles its holder to vote at the shareholders’ meeting and to participate with such number of votes with respect to one share which correspond to the quota of such share in the company’s share capital. While German law does not provide for a minimum attendance quorum for general meetings, the company’s articles of association may so provide. In general, resolutions adopted at a shareholders’ meeting may be passed by a simple majority of votes cast, unless a higher majority is required by law or under the company’s articles of association.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

	Germany	Delaware
Shareholder Vote on Certain Transactions

Under German law, certain shareholders’ resolutions of fundamental importance require a majority of at least three-quarters of the share capital present or represented in the vote. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•    the approval of the board of directors; and

•   approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Liability of Directors and Officers

Under German law, any provision, whether contained in the company’s articles of association or any contract or otherwise, that purports to exempt a management board or supervisory board member from any liability that would otherwise result from any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under German law, members of both the management board and members of the supervisory board are liable to the company, and in certain cases to third parties or shareholders, for any damage caused to them due to a breach of such member’s duty of care. Apart from insolvency or special circumstances, only the company has the right to claim damages from members of either board.

The company may waive claims for damages against a negligent management board or supervisory board member only after the expiry of three years and with the approval of such waiver by the shareholders’ meeting with a simple majority of the votes cast, unless shareholders who, in the aggregate, hold one-tenth or more of the company’s share capital object to the waiver and have their objection formally recorded in the minutes of the shareholder meeting by a German civil law notary.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director or an officer to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director or an officer, as applicable. However, no provision can limit the liability of:

•   a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;

•    a director or officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•   a director for intentional or negligent payment of unlawful dividends or stock purchases or redemptions;

•   a director or officer for any transaction from which the director or officer derives an improper personal benefit; or

•   an officer in any action by or in the right of the corporation.

	Germany	Delaware
Standard of Conduct for Directors and Officers

Under German law, management board members and supervisory board members must conduct their affairs with “the care and diligence of a prudent business person,” or a prudent supervisory board member, as the case may be, and act, other than in restructuring proceedings, in the best interests of the company. The scope of the fiduciary duties of management board members and supervisory board members is determined by German legislation and interpreted by the German courts.

Statutory and fiduciary duties of members of the management board to the company include, among others:

•   to act in accordance with the law, the company’s articles of association and the rules of procedure for the management board, if any;

•   to report to the supervisory board on a regular basis as well as on certain important occasions;

•   to exercise reasonable care, skill and diligence;

•   to maintain a proper accounting system;

•   to not compete, directly or indirectly, with the company without permission by the supervisory board; and

•   if the company is insolvent, to ensure that no further transactions are entered into on behalf of the company.

Members of the supervisory board owe substantially the same statutory and fiduciary duties to the company as members of the management board. Additionally, their duties include:

•   to effectively supervise the company’s affairs and the management board;

•   to evaluate and issue a resolution on certain transactions which may only be carried out by the management board with the consent of the supervisory board;

•   to approve the company’s financial statements;

•   to appoint the management board members and to represent the company in transactions between the company and members of the management board; and

•   to approve service contracts between individual members of the management board and the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or breakup of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

	Germany	Delaware
Shareholder Suits

Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company or an irregularity in the company’s internal management or supervision. Accordingly, such claims may only be raised by the company represented by its management board, or, in the case of a wrong committed by a member of the management board, by the supervisory board.

Additionally, pursuant to German case law, the supervisory board is generally obliged to pursue the company’s claims against the management board, unless in exceptional circumstances it is in the best interest of the company not to pursue such claims.

The management board, or, if a claim is made against a member of the management board, the supervisory board, is obliged to pursue the company’s claims against the relevant individuals if so resolved by the shareholders’ meeting with a simple majority of votes cast. By way of the admissibility procedure (Klagezulassungsverfahren), shareholders can request that a representative pursues the claim on behalf of the company.

If the company is unable to fulfill its obligations vis-à-vis third parties, the company’s creditors may pursue the company’s damage claims against members of the management board for certain wrongdoings.

Under certain circumstances, shareholders can bring damage claims of the company against members of its management board on the company’s behalf. In order to bring such a claim, the claimant alone or together with other shareholders needs to hold shares representing at least 1% or a participation of €100,000 in the company’s share capital. Additionally, the claimant must have its claim approved in special procedures.

Under Delaware law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•   state that the plaintiff was a shareholder at the time of the transaction with respect to which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•   (i) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action or (ii) state the reasons for not making the effort.

Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

German Corporate Governance Code

The German Corporate Governance Code (the “Corporate Governance Code”) sets out recognized standards of good and responsible corporate governance. The Corporate Governance Code was most recently amended on April 28, 2022 and published in the German Federal Gazette (Bundesanzeiger) on June 27, 2022.

The Corporate Governance Code contains principles (Grundsätze) of corporate law, recommendations (Empfehlungen) and suggestions (Anregungen) relating to the management and supervision of German companies whose shares are listed on the regulated market of a stock exchange in the European Union (or equivalent supervised foreign market), and companies that both have other securities listed on a regulated market of a stock exchange in the European Union (or equivalent supervised foreign market) and initiated the trading of their shares on a multilateral trading facility (MTF). The principles (Grundsätze) constitute only a purely informal reproduction of significant legal requirements under German substantive law. The Corporate Governance Code follows nationally and internationally recognized standards for good and responsible corporate governance. The purpose of the Corporate Governance Code is to make the German system of corporate governance transparent for investors. The Corporate Governance Code includes corporate governance recommendations and suggestions with respect to shareholders and shareholders’ meetings, the management board and the supervisory board, transparency, accounting policies and auditing.

There is no obligation to comply with the recommendations or suggestions of the Corporate Governance Code. The German Stock Corporation Act merely requires that the management board and the supervisory board of a listed German company issue an annual compliance statement that either (i) states that the company has complied with the recommendations of the Corporate Governance Code or (ii) lists the recommendations that the company has not complied with and explains its reasons for deviating from the recommendations of the Corporate Governance Code (compliance statement, or Entsprechenserklärung). In addition, a company subject to the Corporate Governance Code is also required to state in its annual compliance statement whether it intends to comply with the recommendations or list the recommendations it does not intend to comply with in the future. The current compliance statement needs to be published on the company’s website. In addition, the Corporate Governance Code recommends that any previous compliance statement remain on the website for five years. If the company changes its policy on certain recommendations between such annual compliance statement, it must disclose this fact and explain its reasons for deviating from the recommendations. Non-compliance with suggestions contained in the Corporate Governance Code need not be disclosed.

We deviate from certain recommendations and suggestions of the Corporate Governance Code. All deviations from the Corporate Governance Code recommendations are published in the official annual compliance statement. You can find our annual compliance statement on our website at https://www.mynaric.com under Investors/Governance. This website address is included in this prospectus as an inactive textual reference only.

Listing

Our ordinary shares are currently listed on the Frankfurt Stock Exchange under the symbol “M0YN.” The ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “MYNA.”

Description of American Depositary Shares

American Depositary Shares

The Bank of New York Mellon serves as the depositary for the ADSs. Every four ADSs represent one ordinary share (or a right to receive one ordinary share) deposited with The Bank of New York Mellon SA/NV as custodian for the depositary in Germany. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286.

ADSs can be held either (i) directly (a) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs registered in the ADS holder’s name, or (b) by having uncertificated ADSs registered in the ADS holder’s name, or (ii) indirectly by holding a security entitlement in ADSs through the ADS holder’s broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If the ADS holder holds ADSs directly, it is a registered ADS holder. If an ADS holder holds ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. ADS holders should consult with their broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

We do not treat ADS holders as shareholders and ADS holders do not have shareholder rights. German law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the ADSs. As a registered holder of ADSs, each ADS holder has ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information.”

Dividends and Other Distributions

How will ADS holders receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. ADS holders will receive these distributions in proportion to the number of shares their ADSs represent.

Cash.    The depositary will convert any cash dividend or other cash distribution we pay on our ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, ADS holders may lose some of the value of the distribution.

Shares.    The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares that would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with other cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, ADS holders will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer. ADS holders may not be given the opportunity to exercise rights on the same terms and conditions as the holders of our ordinary shares or be able to exercise such rights at all.

Other distributions.    The depositary will send to ADS holders anything else we distribute in respect of deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with other cash, or it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if an ADS holder or its broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names the ADS holder requests and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

ADS holders may surrender their ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian or, at the ADS holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge the ADS holder a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

ADS holders may surrender their ADRs to the depositary for the purpose of exchanging the ADRs for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do ADS holders vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit ADS holders’ voting instructions (and we are not required to do so), the depositary will notify ADS holders of a shareholders’ meeting and send or make voting materials available to ADS holders. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Germany and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit ADS holders’ voting instructions, ADS holders can still send voting instructions, and, in that case, the depositary may try to vote as they instruct, but it is not required to do so.

Except by instructing the depositary as described above, ADS holders will not be able to exercise voting rights unless they surrender their ADSs and withdraw the ordinary shares. However, ADS holders may not know about the shareholders’ meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

ADS holders may not receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares represented by their ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that ADS holders may not be able to exercise voting rights and there may be nothing they can do if the ordinary shares represented by their ADSs are not voted as they requested.

In order to give ADS holders a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the shareholders’ meeting date.

Fees and Expenses

Persons Depositing or Withdrawing Shares or ADS Holders Must Pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to ADS holders had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when ADS holders deposit or withdraw shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian must pay in respect of any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates (which may include the custodian) and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement and will not be liable for any direct or indirect losses associated with the rate. The methodology used to determine exchange rates used in currency conversions is available upon request. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

ADS holders will be responsible for any taxes or other governmental charges payable in respect of their ADSs or in respect of the deposited securities represented by any of their ADSs. The depositary may refuse to register any transfer of ADSs or allow ADS holders to withdraw the deposited securities represented by their ADSs until those taxes or other charges are paid. It may apply payments owed to ADS holders or sell deposited securities represented by their ADSs to pay any taxes owed and ADS holders will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask the ADS holders to surrender their outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without the consent of ADS holders for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•        60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•        we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•        the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

•        we appear to be insolvent or enter insolvency proceedings;

•        all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•        there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•        there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions in respect of deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions in respect of deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•        are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•        are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•        are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

•        are not liable for the inability of any holder of ADSs to benefit from any distribution in respect of deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•        have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on behalf of any ADS holder or any other person;

•        may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•        are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•        the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution in respect of ADSs, or permit withdrawal of ordinary shares, the depositary may require:

•        payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•        satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•        compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

ADS Holders’ Rights to Receive the Shares Underlying their ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•        when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•        when the ADS holder owes money to pay fees, taxes and similar charges; or

•        when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for inspection by ADS holders at the depositary’s office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send ADS holders copies of those communications or otherwise make those communications available to ADS holders if we ask it to. ADS holders have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary oppose a jury trial demand based on the waiver, the court would determine whether the waiver is enforceable in the facts and circumstances of that case in accordance with applicable case law. By agreeing to this jury trial waiver provision, however, ADS holders will not be deemed to have waived our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Exclusive Forum Provisions for Certain U.S. Securities Law Claims

The deposit agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any claim arising under the Securities Act, the Exchange Act or the rules or regulations promulgated pursuant to such statutes relating to our ordinary shares or the ADSs that is asserted by a holder or beneficial owner of ADSs. Any person or entity purchasing or otherwise acquiring any direct or indirect interest in ADSs shall be deemed to have notice of and consented to this exclusive forum provision.

Description of Rights

We may issue rights to purchase our ADSs. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering.

The applicable prospectus supplement relating to any rights offering will describe the terms of the offered rights, including, where applicable, the following:

•        the record date for shareholders entitled to receive the rights;

•        the exercise price for the rights, including provisions for changes or adjustments in the exercise price for the rights;

•        the number of rights issued to each shareholder;

•        the extent to which the rights are transferable;

•        any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•        the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•        the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•        the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

If fewer than all of the rights issued in any subscription rights offering are exercised, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties, as described in the applicable prospectus supplement.

Taxation

The following discussion describes the material German and U.S. tax consequences of the receipt, ownership and disposition of the subscription rights to new ADSs (Bezugsrechte) and new ADSs. The summary is based upon the tax laws of Germany and regulations thereunder and the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change. It does not purport to be a comprehensive description of all tax considerations that may be relevant to an investment decision by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers that are generally assumed to be known by investors. You should consult your tax advisor regarding the applicable tax consequences to you of investing in our ordinary shares.

German Taxation

The following discussion addresses certain German tax consequences of the receipt, ownership and disposition of the subscription rights relating to new ADSs (Bezugsrechte) and acquiring, owning and disposing of new ADSs. With the exception of the subsection “— General German Tax Treatment of ADSs — Taxation of Holders Tax Resident in Germany” below, which provides an overview of dividend taxation to holders that are residents of Germany, this discussion applies only to U.S. treaty beneficiaries (as defined below) that acquire new ADSs in the rights offering. The discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a German tax resident or a U.S. treaty beneficiary (as defined below) receiving subscription rights relating to new ADSs, or acquiring new ADSs. In particular, this discussion does not address tax considerations applicable to certain types of U.S. treaty beneficiaries (as defined below) that may be subject to special treatment under the German tax laws, such as companies of the finance or insurance sector.

This discussion is based on domestic German tax laws, including, but not limited to, circulars issued by German tax authorities, which are not binding on the German courts, and the Treaty (as defined below). It is based upon tax laws in effect at the time of filing of this prospectus. These laws are subject to change, possibly with retroactive effect. In addition, this discussion is based upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. It does not purport to be a comprehensive or exhaustive description of all German tax considerations that may be of relevance in the context of receiving, owning and disposing of subscription rights relating to new ADSs or acquiring, owning and disposing of ADSs.

The tax information presented in this section is not a substitute for tax advice. Prospective holders of ADSs (and subscription rights relating thereto) should consult their own tax advisors regarding the German tax consequences of the purchase, ownership, disposition, donation or inheritance of ADSs (and subscription rights relating thereto) in light of their particular circumstances, including the effect of any state, local, or other foreign or domestic laws or changes in tax law or interpretation. The same applies with respect to the rules governing the refund of any German withholding tax on capital income (Kapitalertragsteuer) withheld. Only an individual tax consultation can appropriately account for the particular tax situation of each investor.

The Company does not assume any responsibility for withholding tax at source.

General German Tax Treatment of ADSs

As of the date hereof, no published German tax court decisions exist as to all aspects of the German tax treatment of ADRs, ADSs or subscription rights relating thereto. However, based on the circular issued by the German Federal Ministry of Finance (BMF-Schreiben) dated May 24, 2013, reference number IV C 1-S2204/12/10003, as amended by the circular dated December 18, 2018, reference number IV C 1-S2204/12, jointly the “ADR Tax Circular,” for German tax purposes, the ADSs (and the subscription rights relating thereto) should represent a beneficial ownership interest in the underlying shares of the company and qualify as ADRs for the purpose of the ADR Tax Circular, even though it has to be noted that the ADR Tax Circular does not explicitly address ADSs (and subscription rights relating thereto). If the ADSs qualify as ADRs under the ADR Tax Circular, dividends will accordingly be attributable to holders of ADSs for tax purposes, and not to the legal owner of the ordinary shares (i.e., the financial institution on behalf of which the ordinary shares are stored at a domestic depository for the ADS holders). Furthermore, holders of ADSs (and subscription rights relating thereto) will be treated as beneficial owners of the capital of the company with respect to capital gains (see below in section “— General Rules for the Taxation of Non-German Tax Resident Holders of ADSs — German Taxation of Capital Gains of U.S. Treaty Beneficiaries of the ADSs”). However, investors should note that circulars published by the German tax authorities (including the ADR Tax Circular) are not binding on German courts, including German tax courts, and it is uncertain whether a German court would follow the ADR Tax Circular in determining the German tax treatment of the ADSs (and subscription rights relating thereto). Nevertheless, for the purpose of this German tax section it is assumed that the ADSs (and subscription rights relating thereto) qualify as ADRs within the meaning of the ADR Tax Circular.

The issuance, exercise and expiration of the subscription rights to new ADSs generally should not be regarded as taxable transactions for German income tax purposes (but may, e.g., have implications for the tax base of the new ADSs in certain instances).

Taxation of Non-German Tax Resident U.S. Holders

The following discussion describes material German tax consequences for a holder that is a U.S. treaty beneficiary of acquiring, owning and disposing of ADSs or disposing of subscription rights to new ADSs. For purposes of this discussion, a “U.S. treaty beneficiary” is a resident of the United States for purposes of the Convention between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and certain other Taxes in the version published as of June 4, 2008 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen und einiger anderer Steuern in der Fassung der Bekanntmachung vom 4. Juni 2008) as published in the German Federal Law Gazette (Bundesgesetzblatt) 2008 vol. II pp. 611/851 (hereinafter referred to as the “Treaty”) who is fully eligible for benefits under the Treaty.

A holder will be a U.S. treaty beneficiary entitled to full Treaty benefits in respect of the ADSs (and subscription rights relating thereto) if it is, inter alia:

•        the beneficial owner of the ADSs (and subscription rights relating thereto and the dividends paid with respect to the ADS);

•        a U.S. holder (as defined below);

•        not also a resident of Germany for German tax purposes; and

•        not subject to the limitation on benefits restrictions (i.e., anti-treaty shopping article of the Treaty or German domestic rules) that applies in limited circumstances.

Special rules apply to pension funds and certain other tax-exempt investors.

This discussion does not address the treatment of ADSs (and subscription rights relating thereto) that are (i) held in connection with a permanent establishment or fixed base through which a U.S. treaty beneficiary carries on business or performs personal services in Germany or (ii) part of business assets for which a permanent representative in Germany has been appointed.

General Rules for the Taxation of Non-German Tax Resident Holders of ADSs

Non-German resident holders of ADSs are subject to German taxation with respect to certain German source income (beschränkte Steuerpflicht). According to the ADR Tax Circular, income from the shares, for which ADS are issued, should be attributed to the holders of ADSs for German tax purposes. As a consequence, income from the ADSs should be treated as German source income (dividend distributions of a corporate entity with a statutory seat and/or its place of central management in Germany). However, the repayment of capital contributions (Einlagenrückgewähr) for tax purposes is considered as reduction of the acquisition costs of the respective shares rather than as dividend payment (subject to proper tax declaration by the company in accordance with German tax law).

The full amount of a dividend distributed by the company to a non-German resident holder which does not maintain a permanent establishment or other taxable presence in Germany is subject as a matter of principle to (final) German withholding tax at an aggregate rate of 26.375% (25% income tax plus 5.5% solidarity surcharge thereon). In addition to that, dividends may be subject to church tax (Kirchensteuer) if applicable. The relevant dividend is deemed to be received for German tax purposes at the payout date as determined by the company’s general shareholders’ meeting, or if such date is not specified, the day after such general shareholders’ meeting. The amount of the relevant taxable income is based on the gross amount in Euro; any expenses and costs related to such taxable income in principle should not reduce the taxable income.

The solidarity surcharge (Solidaritätszuschlag) has been abolished or reduced for certain German taxpayers, depending on their amount of payable income tax. The new rules apply from the beginning of the assessment period for the fiscal year ending December 31, 2021. Pursuant to the new law, the solidarity surcharge remains in place for purposes of withholding tax, the flat rate income tax on capital income regime and corporate income tax. Despite ongoing discussions about the complete abolition of the solidarity surcharge (Solidaritätszuschlag), the coalition agreement between the German Social Democratic Party, the German Green Party and the German Liberal Party does not contain any provisions on this subject. Shareholders are nevertheless advised to monitor additional future developments.

German withholding tax on capital income (Kapitalertragsteuer) is withheld and remitted to the competent German tax authorities by (i) the German dividend disbursing agent (in particular a German credit institution, financial services institution, German securities trading enterprise or German securities trading bank (each as defined in the German Banking Act (Kreditwesengesetz) and, in each case, including the German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise)) that holds or administers the underlying shares in custody and (a) disburses or credits the dividend income from the underlying shares, (b) disburses or credits the dividend income from the underlying shares on delivery of the dividend coupons or (c) disburses such dividend income to a foreign agent, (ii) the central securities depository (Wertpapiersammelbank) in terms of the German Depositary Act (Depotgesetz) holding the underlying shares in a collective deposit, if such central securities depository disburses the dividend income from the underlying shares to a foreign agent, regardless of whether a holder must report the dividend for tax purposes and regardless of whether or not a holder is a resident of Germany, or (iii) by the dividend paying company itself if and to the extent the central securities depository (Wertpapiersammelbank) in terms of the German Depositary Act (Depotgesetz) holding the underlying shares in a collective deposit does not carry out a settlement of dividends if stock is held separately (abgesetzte Bestände).

Pursuant to the provisions of the Treaty, the German withholding tax may not exceed 15% of the gross dividends collected by U.S. treaty beneficiaries. The excess of the total withholding tax, including the solidarity surcharge, over the maximum rate of withholding tax permitted by the Treaty is refunded to U.S. treaty beneficiaries upon application (subject to presenting a German withholding tax certificate (Steuerbescheinigung) which can only be issued if the company has confirmed in writing to the German depositary, among other things, the number of ADSs issued and that all of the ADSs issued at the issuance date were covered by an equivalent number of German shares deposited with the German depositary (ADR Tax Circular). For example, for a declared dividend in the amount of €100, a U.S. treaty beneficiary initially receives €73.625 (€100 minus the 26.375% withholding tax including solidarity surcharge). The U.S. treaty beneficiary is entitled to a partial withholding tax refund from the German tax authorities in the amount of €11.375 of the gross dividend (€100). As a result, the U.S. treaty beneficiary ultimately receives a total amount of €85 (85% of the declared dividend) following the refund of the excess withholding. However, investors should note that it is unclear how the German tax authorities will apply the refund process to dividends on the ADSs with respect to non-German resident holders of the ADSs. Further, such a refund is subject to the German anti-avoidance treaty shopping rule (as described below in section “— Withholding Tax Refund for U.S. Treaty Beneficiaries”).

A reduced permitted German withholding tax rate of 5% would apply according to the Treaty provisions, if the U.S. treaty beneficiary is a corporation and holds directly at least 10% of the voting shares of the dividend paying company.

German Taxation of Capital Gains of U.S. Treaty Beneficiaries of the ADSs (and subscription rights relating thereto).    Capital gains from the disposition of ADSs (and subscription rights relating thereto) realized by a non-German tax resident holder who does not maintain a permanent establishment or other taxable presence in Germany will be treated as German source income and be subject to German (corporate) income tax if such holder at any time during the five years preceding the disposition, directly or indirectly, owned 1% or more of the company’s share capital (or other equity related instruments, as specified by law), irrespective of whether through the ADSs or shares of the company. If such holder had acquired the ADSs without consideration, the previous owner’s holding period and quota would be taken into account when calculating the above holding period and the participation threshold.

However, U.S. treaty beneficiaries are eligible for treaty benefits under the Treaty (as described above in the section “— Taxation of Non-German Tax Resident U.S. Holders”). Pursuant to the Treaty, U.S. treaty beneficiaries are not subject to German tax with any capital gain derived from the sale of the ADSs (and subscription rights relating thereto), even under the circumstances described in the preceding paragraph and therefore will not be taxed on capital gains from the disposition of the ADSs (and subscription rights relating thereto).

German statutory law obliges a German disbursing agent to levy withholding tax on capital gains from the sale of ADSs (and subscription rights relating thereto) or other securities held in a custodial account in Germany. With regard to the German taxation of capital gains, German disbursing agent means a German credit institution or the financial services institution, or a German securities trading enterprise or a German securities trading bank (each as defined in the German Banking Act (Kreditwesengesetz) and, in each case, including a German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) that holds the ADSs (and subscription rights relating thereto) in custody or administers the ADSs (and subscription rights relating thereto) for the investor or conducts sales or other dispositions and disburses or credits the income from the ADSs (and subscription rights relating thereto) to the holder of the ADSs (and subscription rights relating thereto). It should be noted that the German statutory law does not explicitly condition the obligation to withhold taxes on capital gains being subject to taxation in Germany under German statutory law or on an applicable income tax treaty permitting Germany to tax such capital gains. However, a circular issued by the German Federal Ministry of Finance (BMF-Schreiben) dated May 19, 2022, reference number IV C 1-S2252/19/10003:009 (published in the German Federal Tax Gazette 2022, vol. I pp. 742), as last amended by a circular dated July 11, 2023, reference number IV C 1-S 2252/19/10003:013 (published in the German Federal Tax Gazette 2023 vol. I pp. 1471), provides that German taxes on capital gains need not be withheld when the holder of the custody account is not a resident of Germany for tax purposes and the income is not subject to German taxation. The circular further states that there is no obligation to withhold such tax even if the non-German resident holder owns 1% or more of the share capital of a German corporation. Although circulars issued by the German Federal Ministry of Finance are in principle only binding on the German tax authorities, a German disbursing agent is expected not to withhold tax on capital gains derived by a U.S. treaty beneficiary from the disposition of ADSs (and subscription rights relating thereto) held in a custodial account in Germany, unless the holder of the ADSs (and subscription rights relating thereto) does not provide evidence on its tax status as non-German tax resident. In any other case, the U.S. treaty beneficiary may be entitled to claim a refund of the withholding tax from the German tax authorities under the Treaty, as described below in the section “— Withholding Tax Refund for U.S. Treaty Beneficiaries.”

Withholding Tax Refund for U.S. Treaty Beneficiaries.    U.S. treaty beneficiaries are generally eligible for treaty benefits under the Treaty (as described above in Section “— Taxation of Non-German Tax Resident U.S. Holders”). Accordingly, U.S. treaty beneficiaries are in general entitled to claim a refund of the portion of the otherwise applicable 26.375% German withholding tax (corporate income tax including solidarity surcharge) on dividends that exceeds the applicable Treaty rate (subject to presenting a German withholding tax certificate). However, in respect of dividends, the refund described in the preceding paragraph is only possible if, due to special rules on the restriction of withholding tax credit, the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the ADSs for an uninterrupted minimum holding period of 45 days within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk by more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, then for a holder not being tax-resident in Germany who applied for a full or partial refund of the withholding tax pursuant to a double taxation treaty, no refund is available. This restriction generally does only apply if (i) the tax on the dividends underlying the refund application is below 15% of the gross amount of the dividends pursuant to a double taxation treaty and (ii) the holder is not a corporate entity which directly owns 10% or more of the shares in the company and is subject to income taxes in its state of residence, without being tax-exempt. The restriction of the withholding tax credit does not apply if the holder has beneficially owned the ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends. In addition to the aforementioned restrictions, in particular, pursuant to a circular issued by the German Federal Ministry of Finance (BMF-Schreiben) dated July 9, 2021, reference number IV C 1-S 2252/19/10035 :014 (published in the German Federal Tax Gazette 2021 vol. I pp. 995), as amended from time to time, the withholding tax refund may also be denied as an anti-abuse measure.

However, as previously discussed, investors should note that it is unclear how the German tax administration will apply the refund process to dividends on the ADSs. Further, such refund is subject to the German anti-avoidance treaty shopping rule according to section 50d para. 3 of the German Income Tax Act (Einkommensteuergesetz), as amended in June 2021. Pursuant to the recent amendment, a foreign company shall — irrespective of any double taxation treaties — not be entitled to relief from withholding tax on capital income (Kapitalertragsteuer) and from tax deduction pursuant to section 50a of the German Income Tax Act (i) to the extent that persons have an interest in it or are beneficiaries under its articles of association who would not be entitled to such relief if they personally had generated such income and (ii) to the extent that the source of the income has no substantial connection with the economic activity of such foreign company. The generation of income, its transfer to persons having an interest in or being beneficiaries as well as any activity carried out with resources that are not appropriate to the foreign company’s business purpose, shall not be deemed to be an economic activity. This, however, does not apply in cases in which the foreign company proves that none of the main purposes of its involvement was to obtain a tax advantage or if the foreign company’s principal class of stock is regularly traded in substantial volume on a recognized stock exchange. Therefore, whether or not and to which extent the anti-avoidance treaty shopping rule applies, has to be analyzed on a case by case basis taking into account all relevant tests.

Due to the legal structure of the ADSs, only limited guidance of the German tax authorities exists on the practical application of this procedure with respect to the ADSs.

Under the Withholding Tax Relief Modernization Act (Abzugsteuerentlastungsmodernisierungsgesetz) which was passed into law on June 2, 2021, the withholding tax certificate will be replaced for dividend income (including under ADRs) accruing after December 31, 2024 by a notification to be submitted by the disbursing agent directly to the Federal Central Tax Office upon request of the holder. In particular with regard to ADRs, the disbursing agent will be required to include substantial additional information in the notification and will have to obtain certain confirmations from the issuer of the ADRs and will only be allowed to submit the notification (which will be a pre-requisite for any refund) to the Federal Central Tax Office once it has collected all information and confirmations.

Taxation of Holders Tax Resident in Germany

This subsection provides an overview of general taxation principles applicable to the holders of ADSs who are tax resident in Germany. Further, it discusses withholding tax on capital income (Kapitalertragsteuer) in relation to subscription rights to new ADS issued to holders who are tax resident in Germany. A holder is a German tax resident if, in case of an individual, he or she maintains a domicile (Wohnsitz) or his or her usual residence (gewöhnlicher Aufenthalt) in Germany or if, in case of a corporation, it has its place of central management (Geschäftsleitung) or a statutory seat (Sitz) in Germany.

The German dividend and capital gains taxation rules applicable to German tax residents require a distinction between ADSs (or subscription rights relating thereto) held as private assets (Privatvermögen) and ADSs (and subscription rights relating thereto) held as business assets (Betriebsvermögen).

ADSs (and subscription rights relating thereto) held as Private Assets (Privatvermögen).    If ADSs (and subscription rights relating thereto) are held as private assets by a German tax resident individual, dividends and capital gains are taxed as capital income (Einkünfte aus Kapitalvermögen) and are principally subject to 25% German flat rate income tax on capital income (Abgeltungsteuer) (plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, resulting in an aggregate rate of 26.375% and plus church tax (Kirchensteuer), if applicable), which is generally levied in the form of withholding tax on capital income (Kapitalertragsteuer).

The holder is taxed on gross capital income (including dividends or gains with respect to ADSs (and subscription rights relating thereto)), less the annual saver’s tax-free allowance (Sparer-Pauschbetrag) of currently €1,000 for an individual or €2,000 for married couples and registered civil unions (eingetragene Lebenspartnerschaften) filing jointly. The deduction of actual expenses relating to the capital income (including dividends or gains with respect to ADSs (and subscription rights relating thereto)) is generally not permitted. The withholding tax on capital income generally settles the income tax liability of the holder with respect to the capital income. However, private investors may request the application of their personal progressive income tax rate on the whole income from capital investments in a given year if this results in a lower tax liability. If this is the case, any tax withheld in excess will be refunded during the personal income tax assessment procedure.

Losses resulting from the disposal of ADSs (and subscription rights relating thereto) can only be offset with capital gains from the disposition of shares of corporations (Aktien) and other ADSs (and subscription rights relating thereto) treated similar to shares. However, the German Federal Fiscal Court (Bundesfinanzhof) recently decided that the limitation on the offset possibilities constitutes a violation of the equal protection clause under the German constitution and submitted the legal question to the German Federal Constitutional Court (Bundesverfassungsgericht) for decision on its constitutionality; the German Federal Constitutional Court has not yet decided on this question. If, however, a holder directly or indirectly held at least 1% of the share capital of the company at any time during the five years preceding the disposition, the German flat rate income tax on capital income does not apply with regard to such capital gain, but 60% of the capital gain resulting from the disposition are taxable at the holder’s personal progressive income tax rate (plus 5.5% solidarity surcharge and church tax, if applicable, thereon). Correspondingly, only 60% of any capital losses and disposal costs are tax deductible.

ADSs (and subscription rights relating thereto) held as Business Assets (Betriebsvermögen).    In case the ADSs (and subscription rights relating thereto) are held as business assets, the actual taxation depends on the legal form of the holder (i.e., whether the holder is a corporation or an individual). Irrespective of the legal form of the holder, dividends are generally subject to the aggregate withholding tax rate of 26.375%, unless the holder of the ADSs (and subscription rights relating thereto) is an investment fund (Investmentfonds) subject to German investment taxation. The tax actually withheld is credited against the respective holder’s final (corporate or personal) income tax liability. Due to special rules on the restriction of withholding tax credits in respect of dividends, a full withholding tax credit requires that the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the ADSs for an uninterrupted minimum holding period of 45 days within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk by more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, three-fifths of the withholding tax imposed on the dividends must not be credited against the holder’s corporate income tax or income tax liability, but may, upon application, be deducted from the holder’s tax base for the relevant tax assessment period. A holder that is generally subject to German income tax or corporate income tax and that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for a full tax credit under the aforementioned requirements has to notify the competent local tax office accordingly and has to make a payment in the amount of the omitted withholding tax deduction. The special rules on the restriction of withholding tax credit do not apply to a holder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends. In addition to the aforementioned restrictions, in particular, pursuant to a circular issued by the German Federal Ministry of Finance (BMF-Schreiben) dated July 9, 2021, reference number IV C 1-S 2252/19/10035 :014 (published in the German Federal Tax Gazette 2021 vol. I pp. 995), as amended, the withholding tax credit may also be denied as an anti-abuse measure.

To the extent the amount withheld exceeds the (corporate or personal) income tax liability, the withholding tax will be refunded, provided that certain requirements are met.

With regard to holders in the legal form of a corporation, capital gains from ADSs (and subscription rights relating thereto) are in general effectively 95% tax exempt from corporate income tax (including solidarity surcharge) and trade tax. In contrast, dividends from ADSs are only 95% exempt from corporate income tax, if the corporation holds at least 10% of the share capital in the company at the beginning of the respective calendar year. To the extent ADSs and/or shares of 10% or more of the company have been acquired during a calendar year, the acquisition will be deemed to be made at the beginning of the calendar year. Furthermore, dividends are subject to trade tax (Gewerbesteuer), unless the holder holds at least 15% of the share capital in the company at the beginning of the tax assessment period. In the latter case, effectively 95% of the dividends are exempt from trade tax. Business expenses and capital losses actually incurred in connection with ADSs (and subscription rights relating thereto) might not be tax deductible for corporate income and trade tax purposes except if certain requirements are met. This concerns in particular expenses which are related to the disposition of ADSs (and subscription rights relating thereto).

With regard to individuals holding ADSs (and subscription rights relating thereto) as business assets, 60% of dividends and capital gains are taxed at the personal progressive income tax rate of the holder of ADSs (and subscription rights relating thereto) (plus 5.5% solidarity surcharge and church tax, if applicable, thereon). Correspondingly, only 60% of business expenses related to the respective income are principally deductible for income tax purposes. Furthermore, trade tax may apply, provided the ADSs (and subscription rights relating thereto) are held as assets of a German trade or business (Gewerbebetrieb) of the holder, but the resulting trade tax might be (partly) credited against the income tax liability of the holder pursuant to a lump sum procedure.

Since 2021, the basis for the calculation of the solidarity surcharge (Solidaritätszuschlag) has, as previously discussed, been reduced for certain individuals subject to tax assessments (other than withholding taxes), and in certain cases, the solidarity surcharge has been eliminated for individuals.

Special taxation rules apply to German tax resident credit institutions (Kreditinstitute), financial services institutions (Finanzdienstleistungsinstitute), financial enterprises (Finanzunternehmen), life insurance and health insurance companies (Lebens- und Krankenversicherungsunternehmen), pension funds (Pensionsfonds) and investment funds (Investmentfonds).

German Inheritance and Gift Tax (Erbschaft- und Schenkungsteuer)

Generally, a transfer of ADSs (and subscription rights relating thereto) by inheritance or by way of gift will be subject to German gift or inheritance tax, inter alia, if (i) the decedent or donor, or the heir, donee or other transferee is resident in Germany at the time of the transfer, or with respect to German citizens who are not resident in Germany, if the decedent or donor, or the heir, donee or other transferee has not been continuously outside of Germany for a period of more than five years; (ii) the ADSs (and subscription rights relating thereto) are part of the business property of a permanent establishment or a fixed base in Germany; or (iii) the ADSs (and subscription rights relating thereto) subject to such transfer form part of a portfolio that represents 10% or more of the registered share capital of the company and has been held, directly or indirectly, by the decedent or donor.

However, the right of Germany to impose gift or inheritance tax on a non-resident shareholder may be limited by an applicable estate tax treaty. In the case of a U.S. resident holder, a transfer of ADSs (and subscription rights relating thereto) by a U.S. resident holder at death or by way of gift generally will not be subject to German gift or inheritance tax pursuant to the estate tax treaty between the U.S. and Germany (Convention between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation with respect to Estate, Gift and Inheritance Taxes, Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung auf dem Gebiet der Nachlass-, Erbschaft- und Schenkungssteuern) as published on December 21, 2000 (the “Estate Tax Treaty”) provided the decedent or donor, or the heir, donee or other transferee was not domiciled in Germany for purposes of the Estate Tax Treaty at the time the gift was made, or at the time of the decedent’s death, and the ADSs (and subscription rights relating thereto) were not held in connection with a permanent establishment or a fixed base in Germany. In general, the Estate Tax Treaty provides a credit against the U.S. federal gift or estate tax liability for the amount of gift or inheritance tax.

Other German Taxes

There are currently no German net worth, transfer, stamp or other similar taxes that would apply to a U.S. holder on the acquisition, ownership, sale or other disposition of the ADSs (and subscription rights relating thereto). Certain member states of the European Union are considering introducing a financial transaction tax (Finanztransaktionssteuer) which, if and when introduced, may also be applicable on sales and/or transfer of ADS (and subscription rights relating thereto).

Information and Reporting Requirements

The Organization for Economic Co-Operation and Development released the Common Reporting Standard (“CRS”) designed to create a global standard for the automatic exchange of financial account information, similar to the information to be reported under FATCA.

Under the CRS and legislation enacted in Germany to implement the CRS, generally certain information needs to be disclosed about investors in the shares, the ultimate beneficial owners and/or controllers, and their investment in and returns from the shares.

All prospective investors should consult with their own tax advisors regarding the tax consequences of their investment in the ADSs (and subscription rights relating thereto).

U.S. Taxation

This section describes United States federal income tax considerations generally applicable to the receipt and exercise of ADS rights and the ownership of ADSs that are received upon the exercise of ADS rights or that are acquired in an offering. It applies to you only if you are a U.S. holder (as defined below), you acquire your ADS rights or ADSs in an offering or through the exercise of ADS rights acquired in an offering and you hold your ADS rights or ADSs as capital assets for tax purposes. This discussion does not address the tax treatment of holders of ordinary shares that receive ordinary shares rights or acquire ordinary shares, and any such holders should consult their tax advisors regarding the tax treatment of the receipt and exercise of ordinary share rights or the acquisition of ordinary shares.

This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not discuss all of the tax consequences applicable to you if you are a member of a special class of holders subject to special rules, including:

•        a broker or dealer in securities,

•        a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•        a tax-exempt organization or governmental organization,

•        a tax-qualified retirement plan,

•        a bank, insurance company or other financial institution,

•        a real estate investment trust or regulated investment company,

•        a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

•        a person that holds ADS rights or ADSs as part of a straddle or a hedging or conversion transaction,

•        a person that acquires or sells ADS rights or ADSs as part of a wash sale for tax purposes,

•        a person whose functional currency is not the U.S. dollar,

•        a corporation that accumulates earnings to avoid U.S. federal income tax,

•        an S corporation, partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (and investors therein), or

•        a person deemed to sell ADS rights or ADSs under the constructive sale provisions of the Code (as defined below).

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the Convention Between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and to certain other Taxes in the version published as of June 4, 2008 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen und einiger anderer Steuern in der Fassung der Bekanntmachung vom 4. Juni 2008) as published in the German Federal Law Gazette 2008 vol. II pp. 611/851 (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the ADS rights or ADSs, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement that is treated as a partnership and that holds the ADS rights or ADSs should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the ADS rights or ADSs.

You are a “U.S. holder” if you are a beneficial owner of ADS rights or ADSs and you are, for United States federal income tax purposes:

•        a citizen or resident of the United States,

•        a domestic corporation,

•        an estate whose income is subject to United States federal income tax regardless of its source, or

•        a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In general, if you are the beneficial owner of ADSs, you will be treated as the beneficial owner of the ordinary shares represented by those ADSs for United States federal income tax purposes. Accordingly, exchanges of ordinary shares for ADSs, and of ADSs for ordinary shares, generally will not be subject to United States federal income tax.

You should consult your own tax advisor regarding the United States federal, state and local tax consequences of the receipt of ADS rights and of owning and disposing of ADSs in your particular circumstances.

Except as described below under “— PFIC Classification,” this discussion assumes that we are not, and will not become, a PFIC for United States federal income tax purposes.

Receipt of ADS Rights

The U.S. federal income tax consequences of a rights offering will depend on whether the offering is considered part of a “disproportionate distribution” within the meaning of the Code. A “disproportionate distribution” is a distribution (or a series of distributions), including deemed distributions, from a corporation that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the corporation’s assets or earnings and profits. We believe and intend to take the position, and the following discussion assumes (unless explicitly stated otherwise), that the issuance of the ADS rights is not part of a “disproportionate distribution.” You should therefore not be required to include any amount in income for U.S. federal income tax purposes in connection with the receipt of the ADS rights. The disproportionate distribution rules are complicated, however, and their application is uncertain. Accordingly, it is possible that the Internal Revenue Service (“IRS”) could challenge our position.

Tax Basis in the ADS Rights

Your basis in the ADS rights you receive should be zero, unless either (i) the fair market value of your ADS rights on the date such ADS rights are distributed equals 15% or more of the value of the existing ADSs with respect to which you receive the ADS rights or (ii) you elect to allocate to the ADS rights a portion of your basis in the existing ADSs with respect to which you will have received the ADS rights. If either of these situations applies, basis will be allocated in proportion to the relative fair market value of the existing ADSs and ADS rights distributed thereon on the date the ADS rights are distributed. If you wish to make the election to allocate a portion of your basis in the existing ADSs to the ADS rights, you must attach a statement to this effect to your United States federal income tax return for the tax year in which you receive the ADS rights. The election will apply to all ADS rights you receive pursuant to this offering and, once made, will be irrevocable.

In the event that the value of the ADS rights is less than 15% of the value of the existing ADSs with respect to which they are distributed, you should consult your own tax advisors regarding the advisability of making such an election.

Exercise of ADS Rights

You will not realize gain or loss upon the receipt of new ADSs pursuant to the exercise of the ADS rights. Your basis in such new ADSs will equal the sum of (i) the ADS subscription price and (ii) your basis, if any, in the ADS rights exercised to obtain such ADSs. Your holding period in each new ADS acquired through the exercise of the ADS rights will generally begin with and include the date of exercise.

Expiration of ADS Rights

If your ADS rights expire, you generally will not recognize any gain or loss for United States federal income tax purposes upon expiration of the ADS rights. If you have tax basis in the expired ADS rights, such tax basis should be re-allocated to the tax basis of the ADSs with respect to which the ADS rights were received. If the ADS rights expire after you have disposed of the ADSs with respect to which the ADS rights are received, you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the ADS rights.

Dividends with respect to ADSs

The gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our ordinary shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and other requirements are met. Dividends we pay with respect to the ADSs generally will be qualified dividend income provided that, in the year that you receive the dividend, the ADSs are readily tradable on an established securities market in the United States. The ADSs are listed on Nasdaq and we therefore expect that dividends we pay with respect to the ADSs will be qualified dividend income.

You must include any German tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when the depositary receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend is distributed, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is distributed to the date you or the depositary on your behalf converts the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

As discussed above under “Description of the American Depositary Shares — Fees and Expenses,” the amount of any dividend that is paid to you will be reduced by certain fees that you are required to pay to the depositary. The amount of the dividend you are deemed to receive and include in income for United States federal income tax purposes will equal the gross amount of the dividend and will not be reduced by the amount of the fees that are withheld in respect of the dividend payment. You would then be deemed to pay the amount of such fees to the depositary. Such fees will generally be treated as items of investment expense which may not be deductible in the case of certain investors due to general limitations on the deduction of investment expenses. U.S. holders are urged to consult their tax advisors with respect to the tax treatment of the payment of such fees to the depositary.

Subject to certain limitations, the German tax withheld in accordance with the Treaty and paid over to Germany will be creditable or deductible against your United States federal income tax liability. However, under recently finalized Treasury regulations, it is possible that taxes may not be creditable unless you are eligible for and elect to apply the benefits of the Treaty. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a reduction or refund of the tax withheld is available to you under German law or under the Treaty, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against your United States federal income tax liability. See “— German Taxation — General German Tax Treatment of ADSs — General Rules for the Taxation of Non-German Tax Resident Holders of ADSs” and “— German Taxation — General German Tax Treatment of ADSs — General Rules for the Taxation of Non-German Tax Resident Holders of ADSs — Withholding Tax Refund for U.S. Treaty Beneficiaries” for the procedures for obtaining a tax refund.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you. However, if (a) we are 50% or more owned, by vote or value, by United States persons and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year.

Sale or Disposition of ADSs

If you sell or otherwise dispose of your ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your ADSs. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Depositary Fees

As discussed above under “Description of the American Depositary Shares — Fees and Expenses,” you will be required to pay certain fees to the depositary. Such fees will generally be treated as items of investment expense which may not be deductible in the case of certain investors due to general limitations on the deduction of investment expenses. U.S. holders are urged to consult their tax advisors regarding the tax treatment of such expenses.

PFIC Classification

We believe that we are currently not a PFIC for United States federal income tax purposes and we do not expect to be a PFIC for our current taxable year or become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. In addition, our current position that we are not a PFIC is based in part upon the value of our goodwill which is based on the market value for the ADSs and ordinary shares. Accordingly, we could become a PFIC in the future if there is a substantial decline in the value of the ADSs and ordinary shares.

In general, we will be a PFIC for any taxable year if:

•        at least 75% of our gross income for the taxable year is passive income, or

•        at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business) and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

If we are treated as a PFIC, and you did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

•        any gain you realize on the sale or other disposition of your ADSs and

•        any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the ADSs begins, that are greater than 125% of the average annual distributions received by you in respect of the ADSs during the three preceding taxable years or, if shorter, your holding period for the ADSs that preceded the taxable year in which you receive the distribution).

Under these rules:

•        the gain or excess distribution will be allocated ratably over your holding period for the ADSs,

•        the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC during your holding period will be taxed as ordinary income,

•        the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and the ADSs are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your ADSs (but not with respect to the ADS rights). If you make this election, for the first tax year in which you hold (or are deemed to hold) ADSs and for which we are a PFIC, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ADSs at the end of the taxable year over your adjusted basis in your ADSs. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your ADSs would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss. Special tax rules may apply if we were a PFIC for any year in which you own the ADSs but before a mark-to-market election is made.

Unless you are eligible to make and make a mark-to-market election with respect to your ADSs or a “purging election” with respect to your ADSs, such ADSs will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ADSs, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the ADSs, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, you generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or you otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.

Although not entirely clear, it is likely that the ADS rights will not be subject to the PFIC rules even if we are classified as a PFIC for the current taxable year. It is possible, however, that the IRS could issue final regulations with a retroactive effective date that could cause the ADS rights to be subject to the PFIC rules if we are classified as a PFIC for the current taxable year. A mark-to-market election may not be made with respect to the ADS rights. Holders of ADS rights should consult their tax advisors regarding the potential application of the PFIC rules to their ADS rights if, contrary to current expectations, we are classified as a PFIC for our current taxable year.

If you own (or are deemed to own) ADSs during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.

Shareholder Reporting

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. U.S. Holders are urged to contact their tax advisors regarding the application of this filing requirement to their ownership of ADS rights and ADSs.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of ADS rights or ADSs effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of ADS rights or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN SHARES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

Plan of Distribution

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•        to or through underwriters or dealers;

•        directly to one or more purchasers;

•        in “at-the-market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•        through agents; or

•        through any other method permitted by applicable law and described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will state the terms of the offering of the securities, including:

•        the name or names of any underwriters, dealers or agents;

•        the purchase price of such securities and the proceeds to be received by us, if any;

•        any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•        any public offering price; and

•        any discounts or concessions allowed or re-allowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•        negotiated transactions;

•        at a fixed public offering price or prices, which may be changed;

•        at market prices prevailing at the time of sale;

•        at prices related to prevailing market prices; or

•        at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, securities may be sold on a daily basis on any stock exchange, market or trading facility on which the securities are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any securities sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Under the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The applicable prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Securities sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance as to the liquidity of or development or maintenance of trading markets for any of the securities.

Incorporation by Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference:

•        our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 1, 2023 and the amendment to our annual report on Form 20-F/A for the fiscal year ended December 31, 2022 filed with the SEC on August 23, 2023;

•        our Reports on Form 6-K furnished to the SEC on May 2, 2023 (solely with respect to the first paragraph of the press release attached as Exhibit 99.1 thereto), May 11, 2023, June 21, 2023 (solely with respect to the first paragraph of the press release attached as Exhibit 99.1 thereto), June 29, 2023, August 8, 2023, August 22, 2023 (solely with respect to the first paragraph of the press release attached as Exhibit 99.1 thereto) and September 28, 2023 (solely with respect to the first paragraph of the press release attached as Exhibit 99.1 thereto).

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently furnished to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from:

Mynaric AG
Dornierstraße 1
82205 Gilching
Germany
+49 (30) 8105 79990

You may also access these documents on our website, https://www.mynaric.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Enforcement of Civil Liabilities

We are a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany. Our registered office and most of our assets are located outside of the United States. In addition, all members of our management board, three out of five supervisory board members and the experts named herein are residents of Germany or jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our management board or supervisory board or the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. With very narrow exceptions, proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board or supervisory board and the experts named in this prospectus. In addition, even if a judgment against our company, members of our management board, supervisory board or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount
SEC registration fee		$10,094.32
FINRA filing fee		14,240.00
Legal fees and expenses		*
Accounting fees and expenses		*
Nasdaq fee		*
Printing fee		*
Miscellaneous costs		*
Total	$	*

____________

*        To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of the securities offered by this prospectus and any accompanying prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, our German and U.S. counsel.

Experts

The consolidated financial statements of Mynaric AG as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 appearing in Mynaric AG’s annual report on Form 20-F for the year ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

20,000,000 American Depositary Shares Representing
5,000,000 Ordinary Shares

Rights to Subscribe for 20,000,000 American Depositary Shares

____________________

PROSPECTUS

____________________

          , 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of directors and officers

Under German law, we may not, as a general matter, indemnify members of our management board or supervisory board. Certain limited exceptions may apply if the indemnification is in the legitimate interest of our company. We indemnify our management board and supervisory board members, to the extent permissible under German law, from and against any liabilities arising out of or in connection with their services to us.

We provide directors’ and officers’ liability insurance for the members of our management and supervisory boards against civil liabilities, which they may incur in connection with their activities on behalf of our company, including against liabilities under the Securities Act.

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1**	Articles of Association of the Registrant, dated August 23, 2023 (translated into English)
3.2

Rules of Procedure of the Management Board of Mynaric AG (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on October 29, 2021)

3.3

Rules of Procedure of the Supervisory Board of Mynaric AG (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on October 29, 2021)

4.1

Form of Deposit Agreement between the registrant, the depositary and holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on November 3, 2021)

4.2

Form of American Depositary Receipt evidencing American Depositary Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on November 3, 2021)

4.3	Description of Securities (incorporated by reference to Exhibit 2.3 to the Company’s Annual Report on Form 20-F (File No. 001-41045) filed with the SEC on May 1, 2023)
4.4*	Form of Subscription Rights Agreement
5.1**	Opinion of Sullivan & Cromwell LLP as to the validity of the ordinary shares and the validity of subscription rights
8.1**	Opinion of Sullivan & Cromwell LLP as to U.S. tax matters
8.2**	Opinion of Sullivan & Cromwell LLP as to German tax matters (included in Exhibit 5.1)
10.1	Mynaric AG, Stock Option Program 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on October 19, 2021)
10.2	Mynaric AG, Stock Option Program 2020 (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on October 19, 2021)
10.3	Mynaric AG, Stock Option Program 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on October 19, 2021)
10.4

Mynaric AG, Restricted Stock Units Program 2021 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on October 19, 2021)

10.5	Mynaric AG, Stock Option Program 2022 (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 20-F (File No. 001-41045) filed with the SEC on May 1, 2023)
10.6**	Mynaric AG, Restricted Stock Unit Program 2022
10.7

Business Opportunity Agreement, dated October 21, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-1 (File No. 333-260357) filed with the SEC on November 3, 2021)

10.8†

Credit Agreement entered into by and between Mynaric USA Inc., Mynaric AG, CO FINANCE II LVS I LLC, CO FINANCE LVS XL LLC and Alter Domus (US) LLC, dated as of April 25, 2023 (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 20-F (File No. 001-41045) filed with the SEC on May 1, 2023)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F (File No. 001-41045) filed with the SEC on May 6, 2022)
23.1**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft
23.2**	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on signature page)
107**	Calculation of Filing Fee Tables

____________

†        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*        To be filed, if necessary, by amendment or furnished on Form 6-K.

**      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gilching, Federal Republic of Germany, on September 29, 2023.

Mynaric AG
By	/s/ Mustafa Veziroglu
Name:	Mustafa Veziroglu
Title:	Chief Executive Officer
By	/s/ Stefan Berndt-von Bülow
Name:	Stefan Berndt-von Bülow
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Mustafa Veziroglu and Stefan Berndt-von Bülow, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mustafa Veziroglu	Chief Executive Officer and Member of the Management Board	September 29, 2023
Mustafa Veziroglu
/s/ Stefan Berndt-von Bülow	Chief Financial Officer and Member of the Management Board	September 29, 2023
Stefan Berndt-von Bülow
/s/ Joachim Horwath	Chief Technology Officer and Member of the Management Board	September 29, 2023
Joachim Horwath

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly appointed representative in the United States of Mynaric AG has signed this registration statement or amendment thereto in the city of Newark, State of Delaware on September 29, 2023.

Puglisi & Associates
By	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director